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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
[X] Definitive Information Statement


                        Capitol Communities Corporation
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                 (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
     Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No:

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      4) Date Filed:

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

                        CAPITOL COMMUNITIES CORPORATION
                           25550 Hawthorne Boulevard
                              Torrance, CA. 90505
                            _______________________

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 22, 2000


To Our Stockholders:

     The Annual Meeting of Stockholders of Capitol Communities Corporation (the "Company") will be held Friday, September 22, 2000, at 3 p.m., Pacific Time, at the offices of the Company, 25550 Hawthorne Boulevard, Torrance, California 90505.

  The purposes of the meeting are:

  1.   To elect a Board of Directors to serve for the ensuing year;

  2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

       Holders of the Company's Common Stock of record at the close of business on August 8, 2000, are entitled to receive notice of and to vote at the meeting.

       The accompanying Information Statement is furnished on behalf of the Board of Directors of the Company, pursuant to Section 14(c) of the Securities and Exchange Act of 1934 (the "Exchange Act"), to provide notice of the Company's Annual Meeting of Stockholders.

                                 WE ARE NOT ASKING YOU FOR A PROXY AND
                                 YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 For the Board of Directors


                                 /s/  Michael G. Todd
                                      Michael G. Todd, President &  Secretary


August 29, 2000

                        CAPITOL COMMUNITIES CORPORATION
                     25550 Hawthorne Boulevard, Suite 207
                              Torrance, CA 90505

                             INFORMATION STATEMENT
                        Annual Meeting of Shareholders
                              September 22, 2000

     This information Statement is being furnished on behalf of the Board of Directors of Capitol Communities Corporation (the "Company") to provide notice of the Company's Annual Meeting of Stockholders to be held Friday, September 22, 2000, at 3 p.m. Pacific Time at the principal place of business of the Company, 25550 Hawthorne Boulevard, Torrance, California. This Information Statement is first being mailed or provided to stockholders of the Company on or about August 29, 2000.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               VOTING AT MEETING

     This Information Statement is first being sent or given to stockholders on August 29, 2000. The common stock, $0.01 par value (the "Common Stock"), of the Company is the only outstanding class of voting securities of the Company. Stockholders of record at the close of business on August 8, 2000, the record date for determining stockholders entitled to notice, are the only stockholders entitled to vote at the meeting. As of the record date, there were 4,230,361 shares of Common Stock outstanding and approximately 919 holders of the Common Stock. Each record holder of the Company's Common Stock is entitled to one vote for each share of common stock held.

     The shares owned by Prescott Limited Partnership ("Prescott LP"), the controlling shareholder of the Company, will be voted for the election of directors recommended by the Board of Directors. See also discussion below, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                              QUORUM FOR MEETING

     The By-Laws of the Company require, for a quorum, the presence at the meeting in person or by proxy, of the holders of a majority of the shares of capital stock of the Company entitled to vote.

                             ELECTION OF DIRECTORS

     Three (3) directors are to be elected to hold office for one year or until their successors are elected and qualified. The Company has been informed that Prescott LP intends to nominate and cast its votes for the persons named below. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to elect a director.

     Prescott LP is the beneficial owners of approximately 2,851,589 shares or 67.41% of the common stock of the Company, and as such can elect the three Directors named below to the Company's Board of Directors at the stockholders annual meeting.

     Brief biographies of the nominees for the Board of Directors of the Company, setting forth the nominees ages as of August 1, 2000, an account of their business experience and other information appear below. All such nominees are members of the present Board of Directors.

Michael G. Todd 50: Mr. Todd has served as a Director and President of the Company since 1995. He is also the sole Director and President of the Company's wholly-owned subsidiary, Capitol Development of Arkansas, Inc. Mr. Todd has extensive experience in the banking industry, having been the President and Chief Executive Officer of two Southern California banks, Orange City Bank and Bay Cities National Bank. Mr. Todd is the sole managing partner of Granite Industries LLC, which is the managing general partner of Prescott LP, the controlling shareholder of the Company.

Robert R. Neyland 44: Mr. Neyland has been a Director of the Company since 1994. He also serves on the Board of Directors of HomeCapital Investment Corporation, a public company. Since 1993, Mr. Neyland has been the Chief Financial Officer for Select Switch Systems, Inc., a privately-held Texas company. He was also, from 1990 to 1996, a partner in Living Suite, a weekly and monthly residential rental company.

Thomas Blake 66: Mr. Blake has been a Director of the Company since March 1997, when he was appointed by the Board of Directors to succeed Ronald J. Campbell. Mr. Blake is the Director, Business/ Finance, of Glenwood L. Garvey Associates, an urban planning and consulting firm. As Special Advisor to Self-Cleaning Environments USA, Inc., a manufacturer of environmentally friendly waste disposal units, Blake provides consulting services regarding business planning, financing, and marketing. He is the founder and former principal of Thomas C. Blake Consulting, an advisory service firm, and was Chief Executive Officer of Interstate Group Administrators, Inc., a benefit services company. He is a director of West Coast Savings & Loan and formerly was a director of various other financial institutions.

     The Board of Directors held four (4) meetings or meetings by teleconference during the fiscal year ended September 30, 1999. All Directors attended or participated by teleconference at least eighty percent of the meetings. The Company has no audit, nominating or compensation committees.

                              EXECUTIVE OFFICERS

     The By-Laws of the Company provide for the election of executive officers annually at the meeting of the Board of Directors following the annual meeting of stockholders. Executive officers serve until their successors are chosen and qualified or until their death, resignation or removal.

     Brief statements setting forth the age, as of the date of this Information Statement, the offices held and the business experience during the past five years of each executive officer appearing below.

Michael G. Todd 50: Chairman of the Board, President and Secretary. For the biography of Mr. Todd see "Election of Directors."

David Paes 45: Vice President, Treasure and Assistant Secretary. Paes is Executive Vice President and a controlling shareholder of Maumelle Enterprises, a real estate management company that currently provides management and administrative service to the Company. He has been involved in real estate development as a chief financial officer of two real estate land companies since 1977, and is a certified public accountant.

Raymond C. Baptista 58: Vice President of Finance and Assistant Secretary. Baptista has 25 years experience in banking and finance, both nationally and internationally. He has also been actively involved in real estate acquisitions and development and was president and CEO of a national real estate management company.

                             RELATED TRANSACTIONS

Services Provided by Affiliated Companies

     The Company has paid fees or expects to pay fees to certain affiliated companies for various types of services, and will continue to do so in the future. These arrangements are summarized below.

     Maumelle Enterprises, Inc. Agreement. The Company has an oral agreement with Maumelle Enterprises, Inc. to provide management and administrative services for the Maumelle Property. Currently, Maumelle Enterprises manages the Company's inventory of property, oversees any sale of property, and manages administrative matters such as ensuring payment of taxes, mortgages and other expenditures incurred in management of the property. Maumelle Enterprises also represents the Company at local and state hearings that may affect the Company's property. Until March 1997, Maumelle Enterprises was owned primarily by officers and directors of the Company. It has no clients other than the Company and DeHaven Todd Limited Partnership, an Arkansas limited partnership ("DTLP"), which is owned almost entirely by Michael G. Todd and John W. DeHaven. David Paes, an officer of the Company and Mary

Peyton, an officer of the Company's subsidiaries own 50% of the outstanding shares of Maumelle Enterprises, as of the date of this Report. Mary Peyton, the President of the Resort Subsidiary, receives a salary of $66,000 per annum as an officer of Maumelle Enterprises. Mr. Paes, vice president, treasurer and assistant secretary of the Company, receives a salary of $84,000 per annum as an officer of Maumelle Enterprises.

     Under the oral management and administrative services agreement, payment to Maumelle Enterprises for management services depends upon the actual services rendered in a given month and the current liquidity of the Company. If funds are not available, Maumelle Enterprises has agreed to defer payment of its management fees. For the fiscal year ended September 30, 1999, the Company paid Maumelle Enterprises $269,649 in expenses, which effective after June 14, 1999, included overhead expenses, paid accrued and previously unpaid management fees of $50,599 and payment of $33,463 which is considered an overpayment. The Company will be credited the $33,463 against future management fees and/or by the assumption by Maumelle Enterprises of liabilities owed by the Company. Due to the divestment of the Resort subsidiaries, management expenses have decreased.

     Subleasing of Office Space. The Company is currently subleasing its principal office space in Torrance, California from DTC, a California partnership. The partnership is owned fifty percent by Michael G. Todd and charges the Company $2,144 per month. The Company paid DTC the total of $23,776 in rental payments for the fiscal year ended September 30, 1999. The Company plans to continue to sublease its office space from DTC until at least September 30, 1999.

     On October 1, 1995, the majority of the disinterested board of directors voted to approve the oral agreement between the Company and DTC for the subleasing of office space from DTC to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of August 8, 2000, for (i) each person who is known by the Company to be the beneficial owner of more than a 5% interest in the Company, (ii) directors of the Company, (iii) the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B, and (iv) the directors and named executive officer of the Company as a group. Unless otherwise indicated in the footnotes, all such interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                 Name and
Title of Class                                  address of              Amount and           Percent of
                                                beneficial            nature of bene-          class
                                                 owner(1)              ficial owner

Common Stock                             Michael G. Todd(2)          2,896,589 shares             0%

Common Stock                             Robert R. Neyland           0 shares                     0%

Common Stock                             Thomas Blake                0 shares                     0%

Common Stock                             Director and Executive
                                         Officers as a Group         2,896,589 shares          68.47%

(1) Unless otherwise indicated, the address of the beneficial owner is 25550 Hawthorne Boulevard, Suite 207, Torrance, California 90505.

(2) All of these shares are owned by Prescott Investments, L.P., and Granite Industries LLC. Michael G. Todd is the sole managing member of Granite Industries LLC, which is the managing general partner of Prescott LP. Todd is the sole "named executive officer" of the Company, as defined in Item 402(a)(2) of SEC Regulation S-B.


                        BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, as well as beneficial owners of more than 10 percent of any class of securities which is registered under the Exchange Act to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers and directors are required to furnish the Company with copies of all reports filed with the SEC. Based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended September 30, 1999, all beneficial ownership reports required to be filed pursuant to Section 16(a) by directors, officers and beneficial owners of 10% of the Company's outstanding Common Stock have been filed, but were filed late.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFERS

     The following table sets forth certain information with respect to the compensation that was paid for the fiscal year ended September 30, 1999, to the Company's executive officers.

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the period indicated:

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation

                                              Annual Compensation                Awards                        Payouts
(a)                             (b)      (c)         (d)            (e)          (f)            (g)           (h)        (i)
Name                                                                Other                       Securities                All
and                                                                 Annual       Restricted     Underlying                Other
Principal                                                           Compen-      Stock          Options/      LTIP        Compen-
Position                        Year     Salary($)   Bonus($)       sation($)    Award(s)($)     SARs(#)      Payouts($)  sation($)
--------                        ----     --------    --------       ---------    -----------    ----------    ----------  ---------
Michael                       9/30/99    0/(1)/          0             0          0                   0            0            0
Todd,
Chairman/
President

David                         9/30/99    0                0             0          50,000(2)          0            0            0
Paes (2)
Vice president,
Treasurer & Ass.
Secretary

Ray Baptista(3)                          0                 0            0          0                  0            0            0

_____________

(1)   Michael G. Todd has been employed as President of the Company since
November 1994.   During fiscal year, Mr. Todd was paid $259,073, which is
deferred and current compensation for the period October 1, 1997, through September 30, 1999. As of the fiscal year, Mr. Todd has accrued salary in the amount of $220,927. Mr. Todd will continue to accrue one-half or $10,000 of his $20,000 per month salary.

(2) David Paes has been Vice-President of the Company since July 1995, but has not devoted any significant amount of time to its operations. Paes has received no salary or other compensation from the Company from October 1, 1998 through September 30, 1999.

(3) Raymond C. Baptista has been Vice President of the Company since October, 1997.

     The Company has a five-year written agreement with Todd to perform the duties of President. Under the agreement, which became effective on October 1, 1995, Todd is to be compensated at a rate of $20,000 per month. As of the date hereof, Mr. Todd has deferred his salary for the period October 1, 1998 through September 30, 1999. There can be no assurance, however, that Mr. Todd will continue to defer his salary. The agreement expires on September 30, 2000. The Company is not party to any other employment agreements.

                             DIRECTOR COMPENSATION

     Outside directors are compensated for their services in the amount of $500 per month. Outside directors Neyland and Blake have agreed to defer such compensation until the Treasurer of the Company determines that sufficient funds are available to make such payments. Such compensation has been deferred since April 1994, and continues to be deferred. For the fiscal year ended September 30, 1999, the Company had a deferred liability in the amount of $12,000 for outside directors' compensation.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Joel S. Baum, P.A., has served as the independent auditors of the Company for the fiscal year ended September 30, 1999, and has been appointed by the Board of Directors to serve as the Company's independent auditors for the fiscal year ending September 30, 2000. The accounting firm of Joel S. Baum has informed the Company that it will not have representatives at the Company's Annual Meeting.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal intended to be presented by a stockholder at the Company's 2000 Annual Meeting of Stockholders must be received in writing at the Company's principal executive offices by December 1, 2000 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to the meeting.

                      By Order of the Board of Directors



                      /s/ Michael G. Todd
                        ---------------
                          Michael G. Todd
                          President & Secretary

August 29, 2000

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